EXHIBIT 99.1

NEWS RELEASE	NEWS RELEASE	NEWS RELEASE	NEWS RELEASE

FOR IMMEDIATE RELEASE
Media Contacts:
Leah M. Gerstner, Leah.M.Gerstner@aexp.com, +1.212.640.3174
Azar Boehm, Azar.Boehm@aexp.com, +1.212.225.4052

Investors/Analysts Contacts:
Vivian Y. Zhou, Vivian.Y.Zhou@aexp.com, +1.212.640.5574
Melanie L. Michel, Melanie.L.Michel@aexp.com, +1.212.640.5574

AMERICAN EXPRESS REPORTS SECOND-QUARTER REVENUE OF $10.2 BILLION
AND EARNINGS PER SHARE OF $2.80

(Millions, except percentages and per share amounts)

	Quarters Ended June 30,		Percentage Inc/(Dec)	Six Months Ended June 30,		Percentage Inc/(Dec)
	2021	2020		2021	2020
Total Revenues Net of Interest Expense	$10,243	$7,675	33	$19,307	$17,985	7
Total Provisions for Credit Losses	$(606)	$1,555	#	$(1,281)	$4,176	#
Net Income	$2,280	$257	#	$4,515	$624	#
Diluted Earnings Per Common Share [1]	$2.80	$0.29	#	$5.54	$0.71	#
Average Diluted Common Shares Outstanding	802	805	(0)	803	807	(0)

# - Denotes a variance of 100 percent or more.

New York – July 23, 2021 – American Express Company (NYSE: AXP) today reported second-quarter net income of $2.3 billion, or $2.80 per share, compared with net income of $257 million, or $0.29 per share, a year ago. The results reflected the impact of $866 million ($658 million after tax) in credit reserve releases2, primarily driven by the company’s strong credit performance and continued improvements in the macroeconomic outlook.
“Our strong second quarter results show that the steps we have taken to manage the company through the pandemic and our strategy of investing to rebuild our growth momentum are paying off,” said Stephen J. Squeri, Chairman and Chief Executive Officer.

“Demand for our premium, fee-based products continued to be robust, with acquisitions of U.S. Platinum Card Members reaching record levels this quarter. We acquired 2.4 million new proprietary cards in the quarter, while continuing to retain Card Members at rates above pre-pandemic levels.
“We saw Card Member spending accelerate from the prior quarter and exceed pre-pandemic levels in June, with the largest portion of this spending growth coming from Millennial, Gen Z, and small business customers. Global goods and services spending volumes strengthened even further, growing 16 percent on an FX-adjusted basis3 over Q2 2019, even as travel and entertainment spending continued to improve.
“One of our competitive strengths has been to regularly refresh our products with differentiated offerings, leveraging our digital ecosystem and our diverse network of partners. The launch of our U.S. Consumer Platinum Card, with enhanced lifestyle and travel benefits in July, marked the restart of this strategy. Going forward, we will continue to invest to drive innovation for our customers by refreshing other consumer and commercial products and rolling out new digital capabilities.
“As we look ahead, we are increasingly optimistic that the momentum we’ve generated will continue given the strength we see in our core business, particularly in the U.S., even as the pace of the recovery remains uneven in different regions around the world. Based on current trends, we are confident in our ability to be within the high end of the range of EPS expectations we had for 2020 in 2022.”
Second-quarter consolidated total revenues net of interest expense were $10.2 billion, up 33 percent from $7.7 billion a year ago. The quarter primarily reflected growth in Card Member spending, as well as a rise in the average discount rate from increased levels of travel and entertainment spending in the U.S., compared to the prior year.
Consolidated provisions for credit losses resulted in a benefit of $606 million, primarily reflecting the previously mentioned reserve releases and lower net write-offs, compared with a provision expense of $1.6 billion a year ago, which primarily reflected significant credit reserve builds.
Consolidated expenses were $7.9 billion, up 44 percent from $5.5 billion a year ago, reflecting higher customer engagement costs.4 Customer engagement costs were up due to an increase in Card Member spending, higher marketing investments to rebuild growth momentum, and higher usage of travel-related Card Member benefits. Operating expenses were slightly down as a result of gains related to certain Amex Ventures equity investments.5
The consolidated effective tax rate was 22.4 percent, down from 58.7 percent a year ago. The decrease primarily reflected the impact of discrete tax charges and lower pretax income in the prior year.
Global Consumer Services Group reported second-quarter pretax income of $1.9 billion, compared with $843 million a year ago.
Total revenues net of interest expense were $6.0 billion, up 28 percent from $4.7 billion a year ago. The rise primarily reflected an increase in Card Member spending compared to the prior year.
Provisions for credit losses resulted in a benefit of $342 million, primarily reflecting a portion of the previously mentioned reserve releases and lower net write-offs, compared with a provision expense of $887 million a year ago, which primarily reflected significant reserve builds.
Total expenses were $4.5 billion, up 50 percent from $3.0 billion a year ago. The increase primarily reflected higher customer engagement costs due to a rise in Card Member spending, higher marketing investments to rebuild growth momentum, and higher usage of travel-related Card Member benefits.
Global Commercial Services reported second-quarter pretax income of $839 million, compared with a pretax loss of $22 million a year ago.
Total revenues net of interest expense were $3.0 billion, up 35 percent from $2.3 billion a year ago, primarily reflecting a rise in Card Member spending.
Provisions for credit losses resulted in a benefit of $235 million, primarily reflecting a portion of the previously mentioned reserve releases and lower net write-offs, compared with a provision expense of $645 million a year ago, which primarily reflected significant reserve builds.

Total expenses were $2.4 billion, up 49 percent from $1.6 billion a year ago. The increase primarily reflected higher customer engagement costs due to a rise in Card Member spending and higher marketing investments to rebuild growth momentum.
Global Merchant and Network Services reported second-quarter pretax income of $527 million, compared with $188 million a year ago.
Total revenues net of interest expense were $1.2 billion, up 47 percent from $837 million a year ago. The rise reflected an increase in network volumes compared to the prior year.
Total expenses were $728 million, up 16 percent from $625 million a year ago, driven by higher marketing investments.
Corporate and Other reported a second-quarter pretax loss of $308 million, compared with a pretax loss of $387 million a year ago.

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1	Diluted earnings per common share (EPS) was reduced by the impact of (i) earnings allocated to participating share awards and other items of $16 million and $2 million for the three months ended June 30, 2021 and 2020, respectively, and $31 million and $4 million for the six months ended June 30, 2021 and 2020, respectively, and (ii) dividends on preferred shares of $15 million and $17 million for the three months ended June 30, 2021 and 2020, respectively, and $29 million and $49 million for the six months ended June 30, 2021 and 2020, respectively.
2
Reserve releases and reserve builds represent the portion of the provisions for credit losses for the period related to increasing or decreasing reserves for credit losses as a result of, among other things, changes in volumes, macroeconomic outlook, portfolio composition, and credit quality of portfolios. Reserve releases represent the amount by which net write-offs exceed the provisions for credit losses. Reserve builds represent the amount by which the provisions for credit losses exceed net write-offs.

3
As reported in this release, FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translations into U.S. dollars (i.e. assumes the foreign exchange rates used to determine results for the three months ended June 30, 2021 apply to the period(s) against which such results are being compared).

4	Customer engagement costs represent the aggregate of Card Member rewards, Card Member services, and marketing and business development expenses.
5	Operating expenses represent salaries and employee benefits, professional services, data processing and equipment, and other, net.

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About American Express
American Express is a globally integrated payments company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, instagram.com/americanexpress, linkedin.com/company/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.
Key links to products, services and corporate responsibility information: charge and credit cards, business credit cards, travel services, gift cards, prepaid cards, merchant services, Accertify, InAuth, corporate card, business travel, and corporate responsibility.
Source: American Express Company
Location: Global
This earnings release should be read in conjunction with the company’s statistical tables for the second quarter 2021, available on the American Express Investor Relations website at http://ir.americanexpress.com and in a Form 8-K furnished today with the Securities and Exchange Commission.

An investor conference call will be held at 8:30 a.m. (ET) today to discuss second-quarter results. Live audio and presentation slides for the investor conference call will be available to the general public on the above-mentioned American Express Investor Relations website. A replay of the conference call will be available later today at the same website address.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address American Express Company’s current expectations regarding business and financial performance, among other matters, contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:
•the company’s ability to be within the high end of the range of the original earnings per common share (EPS) expectations it had for 2020 in 2022 and for the company to resume its financial growth algorithm beyond 2022, which will depend in part on spending volumes and therefore on economies continuing to re-open, vaccination rates increasing, travel restrictions lifting, consumers continuing to spend online and the general public feeling comfortable traveling, shopping and dining out again; credit performance and reserve levels; identifying attractive investment opportunities to further build growth momentum, including retention and acquisition efforts; the company’s ability to control operating expenses; the effective tax rate remaining consistent with current levels; and the company’s ability to continue its share repurchase program; any of which could be impacted by, among other things, the factors identified in the subsequent paragraphs;
•the company’s volumes, revenue growth and EPS for 2021 and beyond, which could be impacted by, among other things, uncertainty regarding the continued spread of COVID-19 (including new variants) and the availability, distribution and use of effective treatments and vaccines; a further deterioration in global economic and business conditions; consumer and business spending not growing in line with expectations, including goods and services spending not continuing to grow and travel and entertainment spending not rebounding to around 80 percent of 2019 levels by the end of 2021; an inability or unwillingness of Card Members to pay amounts owed to the company; insufficient government support and relief programs to address the ongoing impact of the pandemic; prolonged measures to contain the spread of COVID-19 (including travel restrictions) or premature easing of such containment measures, both of which could further exacerbate the effects on business activity and the company’s Card Members, partners and merchants; health concerns associated with the pandemic continuing to affect consumer behavior, spending levels and preferences, and travel patterns and demand even after government restrictions are lifted and economies re-open; an inability of the company to effectively manage risk in an uncertain environment; market volatility, changes in capital and credit market conditions and the availability and cost of capital; issues impacting brand perceptions and the company’s reputation; the amount and efficacy of investments in share, scale and relevance; an inability of business partners to meet their obligations to the company and the company’s customers due to slowdowns or disruptions in their businesses, bankruptcy or liquidation, or otherwise; the impact of any future contingencies, including, but not limited to, restructurings, impairments, changes in reserves, legal costs, the imposition of fines or civil money penalties and increases in Card Member reimbursements; and the impact of regulation and litigation, which could affect the profitability of the company’s business activities, limit the company’s ability to pursue business opportunities, require changes to business practices or alter the company’s relationships with partners, merchants and Card Members;
•future credit performance, the level of future write-off rates and the amount and timing of future credit reserve builds and releases, which will depend in part on changes in consumer behavior that affect loan and receivable balances (such as paydown and revolve rates) and delinquency rates; macroeconomic factors such as unemployment rates, GDP and the volume of bankruptcies; the performance of accounts as they graduate and exit from financial relief programs; collections capabilities and recoveries of previously written-off loans and receivables; the enrollment in, and effectiveness of, hardship programs and troubled debt restructurings; continued government support for the economy; and governmental actions that provide forms of relief with respect to certain loans and fees, such as limiting debt collections efforts and encouraging or requiring extensions, modifications or forbearance;

•net interest income and the growth rate of loans outstanding being higher or lower than current expectations, which will depend on the behavior of Card Members and their actual spending, borrowing and paydown patterns; government stimulus, liquidity and financial strength in the company’s customer base and the availability of forbearance programs; the company’s ability to effectively manage risk and enhance Card Member value propositions; changes in interest rates and the company’s cost of funds; credit actions, including line size and other adjustments to credit availability; and the effectiveness of the company’s strategies to capture a greater share of existing Card Members’ spending and borrowings, reduce Card Member attrition and attract new customers;
•the actual amount to be spent on marketing in 2021 and beyond, which will be based in part on continued changes in macroeconomic conditions and business performance; management’s identification and assessment of attractive investment opportunities and the receptivity of Card Members and prospective customers to advertising and customer acquisition initiatives; the pace at which the company winds down its value injections efforts; the company’s ability to balance expense control and investments in the business; and management’s ability to realize efficiencies and optimize investment spending;
•the actual amount to be spent on Card Member rewards and services and business development, and the relationship of these variable customer engagement costs to revenues, which could be impacted by continued changes in macroeconomic conditions and Card Member behavior as it relates to their spending patterns (including the level of spend in bonus categories) and the redemption of rewards and offers (including travel redemptions); the costs related to reward point redemptions; Card Members’ interest in the value propositions offered by the company; further enhancements to product benefits to make them attractive to Card Members, potentially in a manner that is not cost effective; and new and renegotiated contractual obligations with business partners;
•the ability of the company to control its operating expenses and the actual amount the company spends on operating expenses in 2021 and beyond, which could be impacted by, among other things, management’s decision to increase or decrease spending in such areas as technology, business and product development, sales force, premium servicing and digital capabilities depending on overall business performance; the company’s ability to innovate efficient channels of customer interactions, such as chat supported by artificial intelligence; restructuring activity; fraud costs; information security or compliance expenses or consulting, legal and other professional services fees, including as a result of litigation or internal and regulatory reviews; the level of M&A activity and related expenses; the payment of civil money penalties, disgorgement, restitution, non-income tax assessments and litigation-related settlements; impairments of goodwill or other assets; the impact of changes in foreign currency exchange rates on costs; and higher-than-expected inflation;
•net card fees not performing consistent with current expectations, which could be impacted by, among other things, the further deterioration in macroeconomic conditions impacting the ability and desire of Card Members to pay card fees; higher Card Member attrition rates; Card Members continuing to be attracted to the company’s premium card products and the pace of Card Member acquisition activity; and the company’s inability to address competitive pressures and implement its strategies and business initiatives, including introducing new and enhanced benefits and services that are designed for the current environment;
•the average discount rate not performing consistent with current expectations, including as a result of further changes in the mix of spending by location and industry (including the level of T&E spending), merchant negotiations (including merchant incentives, concessions and volume-related pricing discounts), competition, pricing regulation (including regulation of competitors’ interchange rates) and other factors;
•the company’s 2021 tax rate not remaining consistent with current levels, which could be impacted by, among other things, changes in tax laws and regulation, the company’s geographic mix of income, unfavorable tax audits and other unanticipated tax items;
•changes in the substantial and increasing worldwide competition in the payments industry, including competitive pressure that may materially impact the prices charged to merchants that accept American Express cards, the ability of the company to maintain the Platinum card franchise’s leadership in the premium space, competition for new and existing cobrand relationships, competition from new and non-traditional competitors and the success of marketing, promotion and rewards programs;
•changes affecting the company’s plans regarding the return of capital to shareholders, including the level of share repurchases over the next several quarters, which will depend on factors such as capital levels and regulatory capital ratios; changes in the stress testing and capital planning process and new guidance from the Federal Reserve; the company’s results of operations and financial condition; the company’s credit ratings and rating agency considerations; and the economic environment and market conditions in any given period;
•the company’s ability to increase Card Member acquisition activities, provide additional value to Card Members and refresh its premium products, which will be impacted in part by competition, brand perceptions and reputation, and the ability of the company to develop and market value propositions that appeal to Card Members and new customers and offer attractive services and rewards programs, which will depend in part on ongoing investments in Card Member acquisition efforts, addressing changing customer behaviors, new product innovation and development, and enrollment processes, including through digital channels, and infrastructure to support new products, services and benefits;
•the ability of the company to grow commercial payments, including through cash flow and supplier payment solutions, which will depend in part on competition, the willingness and ability of companies to use such solutions for procurement and other business expenditures, the ability of the company to offer attractive value propositions to potential customers, the company’s ability to enhance and expand its payment and lending solutions, and the company’s ability to integrate Kabbage’s digital capabilities and continue the rollout of the Kabbage platform to the company’s small business customers;
•the possibility that the company will not execute on its plans to expand merchant coverage and improve perceptions of coverage, which will depend in part on the success of the company, OptBlue merchant acquirers and GNS partners in signing merchants to accept American Express, which could be impacted by the value propositions offered by the company to merchants and merchant acquirers for card acceptance, as well as the awareness and willingness of Card Members to use American Express cards at merchants and whether Card Members experience welcome acceptance for American Express cards;
•a failure in or breach of the company’s operational or security systems, processes or infrastructure, or those of third parties, including as a result of cyberattacks, which could compromise the confidentiality, integrity, privacy and/or security of data, disrupt its operations, reduce the use and acceptance of American Express cards and lead to regulatory scrutiny, litigation, remediation and response costs, and reputational harm;
•legal and regulatory developments, which could affect the profitability of the company’s business activities; limit the company’s ability to pursue business opportunities or conduct business in certain jurisdictions; require changes to business practices or alter the company’s relationships with Card Members, partners, merchants and other third parties, including its ability to continue certain cobrand relationships in the EU and U.K.; exert further pressure on the average discount rate and the company’s GNS business; result in increased costs related to regulatory oversight, litigation-related settlements, judgments or expenses, restitution to Card Members or the imposition of fines or civil money penalties; materially affect capital or liquidity requirements, results of operations or ability to pay dividends; or result in harm to the American Express brand;
•changes in the financial condition and creditworthiness of the company’s business partners, such as bankruptcies, restructurings or consolidations, including of cobrand partners and merchants that represent a significant portion of the company’s business, such as the airline industry, or partners in GNS or financial institutions that the company relies on for routine funding and liquidity, which could materially affect the company’s financial condition or results of operations; and
•factors beyond the company’s control such as continued waves of COVID-19 cases, whether and when populations achieve herd immunity, severe weather conditions, natural disasters, power loss, disruptions in telecommunications, terrorism and other catastrophic events, any of which could significantly affect demand for and spending on American Express cards, delinquency rates, loan and receivable balances and other aspects of the company’s business and results of operations or disrupt its global network systems and ability to process transactions.
A further description of these uncertainties and other risks can be found in American Express Company’s Annual Report on Form 10-K for the year ended December 31, 2020, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and the company’s other reports filed with the Securities and Exchange Commission.